EXHIBIT 99.2

                      Solicitation and Marketing Materials




(KBW logo appears here)        (white box within black circle logo appears here)


                             Charles Webb & Company
                                  A Division of

                          KEEFE, BRUYETTE & WOODS, INC.






To Members and Friends of
Empire Federal Savings and Loan Association
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Charles Webb & Company, a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Empire Federal Savings and Loan Association ("Association") in its conversion from a federally chartered mutual savings and loan association to a federally chartered capital stock savings bank and the concurrent offering of shares of common stock by Empire Federal Bancorp, Inc., (the "Holding Company"), the newly formed corporation that will serve as holding company for the Association following the conversion.

At the request of the Holding Company, we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of the Holding Company's common stock being offered to customers and the community through XXXXX X, 1996. Please read the enclosed offering materials carefully. The Holding Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center at 123 South Main Street, Livingston, Montana or feel free to call the Stock Information Center at (406) XXX-XXXX.

Very truly yours,



Charles Webb & Company










THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.








                    Investment Bankers and Financial Advisors

November XX, 1996


Dear Friend:

         We are pleased to announce that Empire Federal Savings and Loan Association, ("Association") is converting from a federally chartered mutual savings and loan association to a federally chartered capital stock savings bank (the "Conversion"). In conjunction with the Conversion, Empire Federal Bancorp, Inc. the newly-formed corporation that will serve as holding company for the Association, is offering shares of common stock in a subscription offering and community offering. The sale of stock in connection with the Conversion will enable the Association to raise additional capital to support and enhance its current operations.

         Because we believe you may be interested in learning more about the Conversion, we are sending you the following materials which describe the stock offering.

         PROSPECTUS: This document provides detailed information about the operations of the Company and the Association and the proposed stock offering.

         QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock offering are found in this brochure.

         STOCK ORDER FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is Noon, Mountain Time., December X, 1996.

         CERTIFICATION FORM: This form must be completed and returned with the stock order form in the enclosed business reply envelope if you wish to order stock.

         As a friend of the Association, you will have the opportunity to buy stock directly from Empire Federal Bancorp, Inc., in the Conversion without commission or fee. If you have additional questions regarding the Conversion and stock offering, please call us at (406) XXX-XXXX, Monday through Friday from X:00 a.m. to X:00 p.m. or stop by the Stock Information Center at 123 South Main Street, Livingston, Montana.

         We are pleased to offer you this opportunity to become a charter shareholder of Empire Federal Bancorp, Inc.

Sincerely,



Beverly D. Harris
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

XXXX XX, 1996


Dear Member:

         We are pleased to announce that Empire Federal Savings and Loan Association ("Association") is converting from a federally chartered mutual savings and loan association to a federally chartered capital stock savings bank (the "Conversion"). In conjunction with the Conversion, Empire Federal Bancorp, Inc., the newly-formed corporation that will serve as holding company for the Association, is offering shares of common stock in a subscription offering and community offering.

         Unfortunately, Empire Federal Bancorp, Inc., is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Empire Federal Bancorp, Inc.

         However, as a member of the Association, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on XXXXX XX, 1996. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

         I invite you to attend the Special Meeting on XXXXX XX, 1996. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,



Beverly D. Harris
President and Chief Executive Officer

November XX, 1996



Dear Member:

         We are pleased to announce that Empire Federal Savings and Loan Association ("Association") is converting from a federally chartered mutual savings and loan association to a federally chartered capital stock savings bank (the "Conversion"). In conjunction with the Conversion, Empire Federal Bancorp, Inc., ("Holding Company") the newly-formed corporation that will serve as holding company for the Association, is offering shares of common stock in a subscription offering and community offering to certain of our depositors, to our Employee Stock Ownership Plan and some members of the general public pursuant to a Plan of Conversion.

         To accomplish this Conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. The Plan of Conversion has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

         Enclosed, as part of the proxy material, is your proxy card located behind the window of your mailing envelope. This proxy should be signed and returned to us prior to the Special Meeting scheduled for December 19, 1996. Please take a moment to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

         The Board of Directors of the Association believes that the Conversion will offer a number of advantages, such as an opportunity for depositors and customers of the Association to become shareholders of the Holding Company. Please remember:

(arrow) Your accounts at the Association will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

(arrow) There will be no change in the balance, interest rate, or maturity of any deposit accounts or loans because of the Conversion.

(arrow) Members have a right, but no obligation, to buy stock before it is offered to the public.

(arrow) Like all stock, stock issued in this offering will not be insured by the FDIC.

         Enclosed are materials describing the stock offering. We urge you to read these materials carefully. If you are interested in purchasing the common stock of the Holding Company. you must submit your Stock Order Form, Certification Form, and payment prior to Noon, Mountain Time, December XX, 1996.

         If you have additional questions regarding the stock offering, please call us at (406) XXX-XXXX, Monday, Wednesday and Friday from 8:00 a.m. to 5:00 p.m., Tuesday and Thursday from 8:00 a.m. to 4:30 p.m., or stop by the Stock Information Center located at 123 South Main Street in Livingston, Montana.

Sincerely,



Beverly D. Harris
President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED IN THIS OFFERING ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

November XX 1996


Dear Prospective Investor:

         We are pleased to announce that Empire Federal Savings and Loan Association ("Association"), is converting from a federally chartered mutual savings and loan association to a federally chartered capital stock savings bank (the "Conversion"). In conjunction with the Conversion, Empire Federal Bancorp, Inc., the newly-formed corporation that will serve as holding company for the Association, is offering shares of common stock in a subscription offering and community offering. The sale of stock in connection with the Conversion will enable the Association to raise additional capital to support and enhance its current operations.

         We have enclosed the following materials which will help you learn more about the Conversion. Please read and review the materials carefully.

         PROSPECTUS: This document provides detailed information about the operations of the Association and the proposed stock offering.

         QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock offering are found in this brochure.

         STOCK ORDER FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is Noon., Mountain Time, XXXX XX, 1996.

         CERTIFICATION FORM: This form must be completed and returned with the stock order form in the enclosed business reply envelope if you wish to order stock.


         We invite our loyal customers and local community members to become charter shareholders of Empire Federal Bancorp, Inc. Through this offering you have the opportunity to buy stock directly from Empire Federal Bancorp, Inc., without commission or fee. The Board of Directors and management of the Association fully support the stock offering.


         If you have additional questions regarding the Conversion and stock offering, please call us at (406) XXX-XXXX, Monday, Wednesday and Friday from 8:00 a.m. to 5:00 p.m., Tuesday and Thursday from 8:00 a.m. to 4:30 p.m., or stop by the Stock Information Center located at 123 South Main Street in Livingston, Montana.


Sincerely,

Beverly D. Harris
President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

--------------------------------------------------------------------------------

STOCK OFFERING QUESTIONS
AND ANSWERS

-------------------------------------------------------------------------------


EMPIRE FEDERAL
BANCORP, INC.










THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

FACTS ABOUT CONVERSION


The Board of Directors of Empire Federal Savings and Loan Association ("Association") unanimously adopted a Plan of Conversion (the "Conversion") to convert from a federally chartered mutual savings and loan association to a federally chartered capital stock savings bank.


This brochure answers some of the most frequently asked questions about the Conversion and about your opportunity to invest in Empire Federal Bancorp, Inc., (the "Holding Company"), the newly formed corporation that will serve as holding company for the Association following the conversion. As part of the Conversion the Association will change its name to "Empire Federal Savings Bank."


Investment in the stock of Empire Federal Bancorp, Inc., involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors".

WHY IS THE ASSOCIATION CONVERTING TO STOCK FORM?
--------------------------------------------------------------------------------
The stock form of ownership is used by most business corporations and an increasing number of savings institutions. Through the sale of stock, the Association will raise additional capital enabling it to:

   o   support and expand its current financial and other services.

   o allow customers and friends to purchase stock and share in the Holding Company's and the Association's future.

WILL THE CONVERSION AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?
--------------------------------------------------------------------------------
No. The Conversion will have no effect on the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. YOUR SAVINGS ACCOUNT IS NOT BEING CONVERTED TO STOCK.

WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION AND COMMUNITY OFFERINGS?
--------------------------------------------------------------------------------
Certain past and present depositors of the Association, the Holding Company's Employee Stock Ownership Plan and members of the general public.

HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?
--------------------------------------------------------------------------------
   Empire Federal Bancorp, Inc., is offering up to 2,254,000 shares of common stock, subject to adjustment as described in the Prospectus, at a price of $10.00 per share through the Prospectus.

HOW MUCH STOCK MAY I BUY?
--------------------------------------------------------------------------------

The minimum order is 25 shares. No person alone may purchase more than $225,000 of the common stock issued in the Conversion. No person together with associates of and persons acting in concert with such person, may purchase more than $350,000 of the common stock issued in the Conversion.

DO MEMBERS HAVE TO BUY STOCK?
--------------------------------------------------------------------------------
No. However, the Conversion will allow the Association's depositors an opportunity to buy stock and become charter shareholders of the holding company for the local financial institution with which they do business.

HOW DO I ORDER STOCK?
--------------------------------------------------------------------------------
   You must complete the enclosed Stock Order Form and the Certification Form. Instructions for completing your Stock Order Form and Certification Form are contained in this packet. Your order must be received by Noon, Mountain Time, on December X, 1996.

HOW MAY I PAY FOR MY SHARES OF STOCK?
--------------------------------------------------------------------------------
First, you may pay for stock by check, cash or money order. Interest will be paid by the Association on these funds at the passbook rate, which is currently ___% per annum, from the day the funds are received until the completion or termination of the Conversion. Second, you may authorize us to withdrawal funds from your Association savings account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the Conversion.

CAN I PURCHASE SHARES USING FUNDS IN MY ASSOCIATION IRA ACCOUNT?
--------------------------------------------------------------------------------
Federal regulations do not permit the purchase of conversion stock from your existing Association IRA account. To accommodate our depositors however, we have made arrangements with an outside trustee to allow such purchases. Please call our Stock Information Center for additional information.

WILL THE STOCK BE INSURED?
--------------------------------------------------------------------------------
No. Like any other common stock, the Holding Company's stock will not be insured.

WILL DIVIDENDS BE PAID ON THE STOCK?
--------------------------------------------------------------------------------
The Board of Directors of the Holding Company will consider whether to pay a cash dividend in the future, subject to regulatory limits and requirements. No decision has been made as to the amount or timing of such dividends, if any.

HOW WILL THE STOCK BE TRADED?
--------------------------------------------------------------------------------

The Holding Company's stock will trade on the Nasdaq National Market under the symbol "EFBC". However, no assurance can be given that an active and liquid market will develop.

ARE OFFICERS AND DIRECTORS OF THE ASSOCIATION PLANNING TO PURCHASE STOCK?
--------------------------------------------------------------------------------
   Yes! The Association's officers and directors plan to purchase, in the aggregate, $690,000 worth of stock or approximately 3.1% of the stock offered at the midpoint of the offering range.

MUST I PAY A COMMISSION?
--------------------------------------------------------------------------------
No. You will not be charged a commission or fee on the purchase of shares in the Conversion.

SHOULD I VOTE?
--------------------------------------------------------------------------------
Yes.  Your "YES" vote is very important!

PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!

WHY DID I GET SEVERAL PROXY CARDS?
--------------------------------------------------------------------------------
If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts.

HOW MANY VOTES DO I HAVE?
--------------------------------------------------------------------------------

Your proxy card(s) show(s) the number of votes you have. Every depositor entitled to vote may cast one vote for each $100, or fraction thereof, on deposit as of the voting record date. Each borrower is entitled to one vote in addition to any votes he or she is also entitled to as a depositor.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING?
--------------------------------------------------------------------------------

Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by executing and delivering a subsequently dated proxy or by giving notice at the special meeting.

FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK INFORMATION CENTER BETWEEN X:00 A.M. AND X:00 P.M. MONDAY THROUGH FRIDAY.

--------------------------------------------------------------------------------
                     STOCK INFORMATION CENTER (406) XXX-XXXX
--------------------------------------------------------------------------------

                          Empire Federal Bancorp, Inc.
                              123 South Main Street
                         Livingston, Montana 59047-1099
                              Phone (406) XXX-XXXX
                               Fax (406) 222-1987

                                  PROXY GRAM

We recently forwarded to you a proxy statement and related materials regarding a proposal to convert Empire Federal Savings and Loan Association from a federally chartered mutual savings and loan association to a federally chartered capital stock savings bank.

YOUR VOTE ON OUR PLAN OF CONVERSION HAS NOT YET BEEN RECEIVED. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

Your vote is important to us, and we, therefore, are requesting that you sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Voting for the Conversion does not obligate you to purchase stock or affect the terms or insurance on your accounts.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND YOU VOTE "FOR" THE CONVERSION.

EMPIRE FEDERAL SAVINGS AND LOAN ASSOCIATION
Livingston, Montana

Beverly D. Harris
President and Chief Executive Officer

If you mailed the proxy, please accept our thanks and disregard this request. For further information call (406) XXX-XXXX.
----------------------------------------------------------------------------

The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

                                   STOCK GRAM

We are pleased to announce that Empire Federal Savings and Loan Association ("Association") is offering shares of common stock in a subscription and community Offering. The sale of stock in connection with the offering will enable the Association to raise additional capital to support and enhance its current franchise.

We previously mailed to you a PROSPECTUS providing detailed information about the association's operations and the proposed stock offering. We urge you to read this carefully.

We invite our loyal customers and community members to become shareholders of EMPIRE FEDERAL BANCORP, INC., (THE PROPOSED HOLDING COMPANY FOR EMPIRE FEDERAL SAVINGS AND LOAN ASSOCIATION). If you are interested in purchasing the common stock of Empire Federal Bancorp, Inc., you must submit your Stock
Order Form, Certification Form and payment prior to NOON, MOUNTAIN TIME, LIVINGSTON, MONTANA, ON XXXXX XX, 1996.

Should you have additional questions regarding the stock offering or need additional materials, please call the Stock Information Center at (406) XXX-XXXX or stop by the Stock Information Center at 123 South Main Street in Livingston.



The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

STOCK ORDER FORM &                                     Empire Federal Savings
CERTIFICATION FORM                                     and Loan Association

Note: Please read the Stock Order Form Guide and Instructions on the back of this form before completion.
------------------------------------------------------------------------------
DEADLINE
The Subscription and Community Offering ends at Noon, Mountain Time, XXXX xx, 1996. Your Stock Order Form and Certification Form, properly executed and with the correct payment, must be received at the address on the bottom of this form by this deadline, or it will be considered void.

NUMBER OF SHARES
   (1) Number of Shares           Price Per Share           (2) Total Amount Due
                           x          $10.00           =

THE MINIMUM NUMBER OF SHARES THAT MAY BE SUBSCRIBED FOR IS 25, and the maximum purchase is 22,500 shares in the Subscription Offering and Community Offering, respectively. No person alone may purchase more than $225,000 of the shares issued in the Conversion. No person, together with associates of and persons acting in concert with such person, may purchase more than $250,000 of the shares of the Common Stock in the Conversion. The price per share is based upon a valuation that is subject to review prior to filling individual stock orders.

------------------------------------------------------------------------------
METHOD OF PAYMENT

(3)   [ ] Enclosed is a check, bank draft or money order payable to Empire
          Bancorp, Inc. for $     (or cash if presented in person).

(4) [ ] I authorize Empire Federal Savings and Loan Association to make withdrawals from my account(s) at Empire Federal Savings and Loan Association shown below, and understand that the amounts will not otherwise be available for withdrawal:


       ACCOUNT NUMBER(S)                               AMOUNT(S)
       ------------------------------------------------------------------

       ------------------------------------------------------------------

       ------------------------------------------------------------------

       ------------------------------------------------------------------

       ------------------------------------------------------------------
                                TOTAL WITHDRAWAL
                                                    ---------------------

PURCHASE INFORMATION

(5) [ ] Check here if you are a director, officer or employee of Empire Federal Savings and Loan Association or a member of such person's immediate family.

      [ ] Check here if you are a depositor or a borrower and enter below information for all accounts you had at the Eligibility Record Date (March 31, 1995), Supplemental Eligibility Record Date (September 30,
          1996) or the Voting Record Date (October 31, 1996). If additional space is needed, please utilize the back of this form. Please confirm account(s) by initializing here. ___________

       ACCOUNT TITLE (NAMES ON ACCOUNTS)               ACCOUNT NUMBER
       ----------------------------------------------------------------

       ----------------------------------------------------------------

       ----------------------------------------------------------------

------------------------------------------------------------------------------
(6) STOCK REGISTRATION

[ ] Individual          [ ] Uniform Transfer to Minors           [ ] Partnership
[ ] Joint Tenants       [ ] Uniform Gift to Minors               [ ] Individual Retirement Account
[ ] Tenants in Common   [ ] Corporation                          [ ] Fiduciary/Trust (Under Agreement Dated _______)

     ---------------------------------------------------------------------------
     Name                                            Social Security or Tax I.D.
     ---------------------------------------------------------------------------
     Name                                            Daytime Telephone
     ---------------------------------------------------------------------------
     Street Address                                  Evening Telephone
     ---------------------------------------------------------------------------
     City                 State      Zip Code        County of Residence
     ---------------------------------------------------------------------------

NASD AFFILIATION (This section only applies to those individuals who meet the delineated criteria)
[ ] Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1)not to sell, transfer or hypothecate the stock for a period of three months following the issuance, and (2)to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
-------------------------------------------------------------------------------

ACKNOWLEDGMENT    By signing below, I acknowledge receipt of the Prospectus
dated November xx, 1996 and that I have reviewed all provisions therein and understand I may not change or revoke my order once it is received by Empire Federal Savings and Loan Association. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. Empire Federal Savings and Loan Association will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1)the social security number or taxpayer identification number given above is correct;
and (2)I am not subject to backup withholding. You must cross out this item,
(2)above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return.

-------------------------------------------------------------------------------
SIGNATURE     Sign and date this form. When purchasing as a custodian,
corporate officer, etc., include your full title. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. THIS ORDER IS NOT VALID
IF THE STOCK ORDER FORM AND CERTIFICATION FORM ARE NOT BOTH SIGNED. If you need help completing this Form, you may call the Stock Information Center at (406) xxx-xxxx.

       ------------------------------------------------------------------
       Signature                 Title (if applicable)          Date
       ------------------------------------------------------------------
       Signature                 Title (if applicable)          Date
       ------------------------------------------------------------------

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

             Date Rec'd ______/_______/________      Order #_______  Batch#____
OFFICE USE   Check # __________________________      Category _____
             Amount $ _________________________      Initials _____


                        STOCK INFORMATION CENTER
                         123 South Main Street
                          Livingston, Montana
                             (406) XXX-XXXX

                              Empire Federal
                               Bancorp, Inc.

Stock Ownership Guide
______________________________________________________________________________

Individual- The Stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants- Joint tenants with right of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common- Tenants in common may also identify two or more owners.
When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account- Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a pre-arranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. The Empire Federal Savings and Loan Association does not offer a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account or to obtain a list of local brokers who will open a self-directed IRA, or check with your broker. There will be no early withdrawal or IRS penalties incurred by these transactions.

Uniform Gift to Minors- For residents of many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age.

Instructions: See your legal advisor if you are unsure about the correct registration of your stock.

On the first line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second "NAME" line. Only one custodian and one minor may be designated.

Corporation/Partnership- Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Fiduciary/Trust- Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or are pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first "NAME" line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock in the case of a trust is:
John D. Smith, Trustee for Thomas A. Smith Under Agreement Dated 06/09/87


Definition of Associate
______________________________________________________________________________

The term "associate" of a person is defined to mean (i) any corporation or other organization (other than Empire Federal Savings and Loan Association or a majority owned subsidiary thereof) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities: (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves a trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan of Empire Federal Savings and Loan Association in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of Empire Federal Savings and Loan Association or any of its parents or subsidiaries.

                               CERTIFICATION FORM
               (This Form Must Accompany A Signed Stock Order Form)

   I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE ("COMMON STOCK"), OF EMPIRE FEDERAL BANCORP, INC., ("HOLDING COMPANY") ARE NOT FEDERALLY INSURED AND ARE NOT GUARANTEED BY, EMPIRE FEDERAL SAVINGS AND LOAN ASSOCIATION OR THE FEDERAL GOVERNMENT.

   If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Western Regional Director, John F. Robinson, at (415) 616-1500.

   I further certify that, before purchasing the shares of Common Stock of the Holding Company, I received a copy of the Prospectus dated, November xx, 1996 which discloses the nature of the shares of Common Stock being offered thereby and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page 1 of the Prospectus.


        1. Above Average Interest Rate Risk Associated With Fixed-Rate Loan and Mortage-Backed Securities Portfolio

        2. Declining Interest Rate Spread and Return on Equity After Conversion

        3. Management Succession

        4. Regulatory Oversight and Legislation

        5. Certain Lending Considerations

        6. Dependence on Local Economy and Competition Within Market Area

        7. Anti-takeover Considerations

        8. Absence of Prior Market for the Common Stock

        9. Dilutive Effect of Benefit Programs

        10. Possible increase in the Number of Shares Issued in the Conversion

        11. Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights



Signature                              Signature

(Note: If stock is to be held jointly, both parties must sign)

Date:

     ____________________

                       Empire Federal Bancorp, Inc.


Item Instruction

Items 1 and 2- Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minumum purchase is 25 shares. The maximum purchase amount in the Conversion by any person is $225,000 of the shares in the Conversion. No person, together with associates of and persons acting in concert with such person, may purchase more than $350,000 of the shares of the Common Stock in the Conversion.

Empire Federal Savings and Loan Association has reserved the right to reject the subscription of any order received in the Community Offering, in whole or in part.

Item 3- Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to Empire Federal Bancorp, Inc. DO NOT MAIL CASH. If you choose to make a cash payment, take your Stock Order Form, signed Certification Form and payment in person to Empire Federal Savings and Loan Association. Your funds will earn interest at Empire Federal Savings and Loan Association's passbook rate, currently xxx% per annum.

Item 4- To pay by withdrawal from a savings account or certificate at Empire Federal Savings and Loan Association, insert the account number(s) and the Amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the Signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. No early withdrawal penalty will be charged on funds used to purchase our stock. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in certificate account(s) until the stock offering closes. However, if a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.


Item 5- Please check this box if you were a depositor on the Eligibility Record Date (March 31, 1995), and/or a depositor on the Supplemental Eligibility Record Date (September 30, 1996) or a depositor on the Voting Record Date (October 31, 1996) and list all names on the account(s) and all account number(s) of those accounts you had at these dates to ensure proper identification of your purchase rights.


Item 6 and 7- The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Empire Federal Bancorp, Inc. common stock. Print the name(s) in which you want the stock registered and the mailing address of the registration. Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", etc.

Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus dated November XX, 1996, you must take ownership in at least one of the account holder's names.

Enter the Social Security or Tax I.D. number of one registered owner. This registered owner must be listed on the first "NAME" line. Be sure to include your telephone number because we will need to contact you if we cannot execute your order as given. Review the Stock Ownership Guide on this page and refer to the instructions for Uniform Gift to Minors/Uniform Transfer to Minors and Fiduciaries.

    Account Title (Names on Accounts)                  Account Number
    ---------------------------------------------------------------------
    --------------------------------------------
    ---------------------------------------------------------------------
    --------------------------------------------
    ---------------------------------------------------------------------
    --------------------------------------------
    ---------------------------------------------------------------------
    --------------------------------------------
    ---------------------------------------------------------------------

                                 Empire Federal
                                  Bancorp, Inc.

                             the holding company for

                           Empire Federal Savings and
                                Loan Association



                          Become a Charter Shareholder!

                                                   PRO FORMA DATA*
                                       At or For the Year Ended June 30, 1996



                                                     Minimum                  Midpoint               Maximum          Maximum
                                                     of Range                 of Range               of Range        of Range (adj.)


Shares Outstanding                                   1,666,000               1,960,000               2,254,000            2,592,100

Sale Price Per Share                            $        10.00       $           10.00        $          10.00          $     10.00

Gross Proceeds                                  $   16,660,000          $   19,600,000          $   22,540,000          $25,921,000

Pro Forma
Stockholders' Equity                            $   29,992,000          $   32,539,000          $   35,092,000          $38,067,000

Stockholders' Equity
  per Share                                     $        18.00       $           16.60       $           15.57
                                                                                                                        $    14.68

Price/Book Ratio (a)                                     55.56%                  60.24%                  64.23%              68.12%

Earnings Per Common
  Share(b)                                      $         0.41       $            0.39       $            0.37
                                                                                                                        $      0.35

Price/Earnings Ratio(a)                                  15.63x                  17.24x                  18.87x               20.41x


*Information based upon assumptions in the Prospectus dated November xx, 1996 under "Pro Forma Data."
(a) This is not intended to represent potential price appreciation. There are no assurances that the market price will be at or above the offering price once the shares are issued. (b) Assumes the accrual of the one-time SAIF assessment at June 30, 1996 rather than at September 30, 1996 based on the assumptions discussed in the Prospectus dated November xx, 1996.


                            SELECTED FINANCIAL RATIOS


                                    At or For the Year Ended June 30,
                                  1996     1995    1994     1993     1992

Return on average assets         0.72%     1.12%    1.47%    1.55%   1.10%

Return on average equity         3.99%     6.33%    9.13%   10.25%   7.42%

Interest rate spread             2.80%     3.33%    3.87%    3.96%   3.31%

Equity to assets at year end    18.29%    18.13%   16.80%   15.39%  14.68%

Nonperforming assets to
  total assets                  --       --         0.02%    0.62%   0.65%

Allowance for loan losses to
  total loans outstanding        0.46%    0.36%     0.34%    0.35%   0.17%


The shares of common stock offered in the Conversion are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other government agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

                              Capital Requirements


Bar graph illustrating the required capital level for Empire Federal Savings and Loan Association ("Association") ("Required"), the Association's capital levels at June 30, 1996 ("At June 30, 1996") and the Association's pro forma capital level (assuming the sale of 1,960,000 shares and retention of 50% of the net conversion proceeds by the Holding Company) ("Pro Forma"). Tangible capital:
Required - 1.5%, At June 30, 1996 - 17.6% and Pro Forma - 23.6%. Core capital:
Required - 3.0%, At June 30, 1996 - 17.6% and Pro Forma - 23.6%. Risk-based capital: Required - 8.0%, At June 30, 1996 - 46.7% and Pro Forma - 65.0%.


At June 30, 1996 Empire Federal Savings and Loan Association exceeded each of the three regulatory capital requirements.


                      Nonperforming Assets to Total Assets

Although no assurances can be given as to future performance, Empire Federal Savings and Loan Association has been successful in maintaining a high level of asset quality through relatively conservative underwriting criteria in originating mortgage and other loans.

Bar graph illustrating the Association's ratios of nonperforming assets to total assets, which were 0%, 0%, 0.02%, 0.62% and 0.65% for the periods ending December 31, 1996, 1995, 1994, 1993 and 1992, respectively.


                           Loan Portfolio Composition

Pie graph showing the composition of Empire Federal Savings and Loan Association's loan portfolio at June 30, 1996: One- to four-family: 81.66%; multi-family: 5.41%; commercial real estate: 2.74%; consumer: 4.90%; share loans: 2.09% and construction: 3.20%.

The primary emphasis of Empire Federal Savings and Loan Association's lending activity is the origination of permanent residential one- to four-family first mortgage loans. Management believes that this policy of focusing in single-family residential mortgage loans has been successful in contributing to interest income while keeping historical delinquencies and losses to a minimum.

                          EMPIRE FEDERAL BANCORP, INC.
                            Stock Information Center
                              123 South Main Street
                            Livingston, Montana 59047
                                 (406) XXX-XXXX

You are Cordially Invited....

to a Community Investor Meeting and Reception to learn about the stock conversion of Empire Federal Savings and Loan Association and the related offering of common stock by Empire Federal Bancorp, Inc.

Monday, December 9, 1996 Tuesday, December 10, 1996 Wednesday, December 11, 1996
Address                  Address                    123 South main Street
                                                    Livingston, Montana 59047

                   Community Meetings will begin at 7:00 p.m.

                   Please call the Stock Information Center at
                    (406) XXX-XXXX for additional information